UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2025

Commission File Number 000-51759

H&E Equipment Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	81-0553291
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

7500 Pecue Lane,
Baton Rouge, Louisiana	70809
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, Including Area Code: (225) 298-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HEES	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

On June 2, 2025, in connection with the consummation of the Acquisition (as defined below), H&E Equipment Services, Inc. (the “Company”) terminated the Sixth Amended and Restated Credit Agreement, dated as of February 2, 2023, among the Company, the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Bank, National Association, Bank of America, N.A., and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners, and Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, as such agreement may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time, and all commitments and obligations under such agreement, other than certain continuing indemnity obligations, were repaid, satisfied and discharged in full.

Also in connection with the consummation of the Acquisition, on May 23, 2025, the Company caused to be delivered to the holders of its 3.875% Senior Notes Due 2028 (the “Notes”) a conditional notice of redemption (the “Notice”) relating to the full conditional redemption of all of its issued and outstanding Notes (the “Redemption”) pursuant to the Indenture, dated as of December 14, 2020, by and among, Company, as issuer, each of the guarantors party thereto from time to time, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). The Notice provided that the Company intended to conditionally redeem the entire outstanding aggregate principal amount of the Notes on June 3, 2025, conditioned upon the completion of the Acquisition. On June 2, 2025, following deposit of the redemption price and other applicable amounts with the Trustee, the obligations of the Company and the other guarantors under the Indenture and the Notes were paid in full and terminated and the Indenture was satisfied and discharged in accordance with its terms, except for those provisions of the Indenture that, by their terms, survive the satisfaction and discharge of the Indenture.

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 2, 2025, Herc Holdings Inc., a Delaware corporation ( “Herc”) completed the previously announced acquisition of the Company (the “Acquisition”), pursuant to the Agreement and Plan of Merger, dated as of February 19, 2025 (the “Merger Agreement”), by and among Herc, the Company, and HR Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Herc (“Merger Sub”).

As previously disclosed, pursuant to the Merger Agreement, and upon and subject to the terms and conditions described therein, Herc caused Merger Sub to commence a cash and stock tender offer (the “Offer”) to acquire any and all of the issued and outstanding shares of the common stock, par value $0.01 per share (the “Shares”), of the Company, in exchange for, on a per-Share basis, (i) $78.75 in cash (the “Cash Offer Price”) and (ii) 0.1287 shares of Herc common stock (the “Stock Offer Price”, and together with the Cash Offer Price, the “Offer Price”), in each case, without interest and less any applicable withholding taxes, upon the terms and conditions set forth in the Offer to Exchange, dated March 19, 2025 (together with any amendments or supplements thereto, the “Offer to Exchange”).

The Offer expired one minute after 11:59 p.m., Eastern Time, on May 29, 2025 (the “Expiration Time”). The Depository and Paying Agent for the Offer subsequently advised the Company that, as of the expiration of the Offer, a total of 25,369,090 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 69.33% of the issued and outstanding Shares, and an additional 1,118,630 Shares were tendered pursuant to guaranteed delivery procedures, representing approximately an additional 3.06% of the outstanding Shares. On May 30, 2025,Merger Sub accepted for exchange all Shares validly tendered (and not validly withdrawn) pursuant to the Offer (all such Shares, the “Tendered Shares”).

On June 2, 2025, pursuant to the terms of the Merger Agreement, Herc and Merger Sub paid for all of the Tendered Shares and Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Herc, pursuant to Section 251(h) of the General Corporation Law of the State of Delaware. Pursuant to the Merger, each Share other than the Tendered Shares was converted into the right to receive the Offer Price, net to the holder of such Shares, without interest.

Additional Information

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on February 19, 2025 and is incorporated by reference herein.

The information set forth in Items 3.03, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Acquisition, the Company notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Acquisition and requested that Nasdaq file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nasdaq filed the Form 25 with the SEC on June 2, 2025 and trading of Shares was suspended effective prior to the open of trading on June 2, 2025. In addition, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Acquisition, each Share that was issued and outstanding immediately prior to the Effective Time (other than any Tendered Shares) was converted into the right to receive the Offer Price. Accordingly, at the Effective Time, the Company’s stockholders immediately before the Effective Time ceased to have any rights in the Company as stockholders, other than their right to receive the Offer Price.

Item 5.01	Changes in Control of Registrant

The information set forth under Items 2.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Acquisition, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Herc. Herc obtained the funds necessary to fund the acquisition through a combination of cash on hand and debt financing.

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 27, 2025, in connection with the anticipated Effective Time, the Company’s board of directors approved the accelerated vesting of all Single-Trigger RSAs (as defined in the Merger Agreement) and all Company PSUs (as defined in the Merger Agreement) at target level, including those held as of such time by each of John M. Engquist, Brad Barber, Leslie S. Magee and John McDowell Engquist (the “Executives”), and the Company issued an equivalent number of Shares, less applicable taxes and withholdings, to the holders of such awards, including the Executives, in respect thereof.

At the Effective Time, in accordance with the Merger Agreement, each of Paul N. Arnold, Gary W. Bagley, Bruce C. Bruckmann, Patrick L. Edsell, Thomas J. Galligan III, Lawrence C. Karlson, Jacob Thomas and Mary P. Thompson resigned from the board of directors of the Company. These resignations were in connection with the Acquisition and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies, or practices. In connection with the consummation of the Acquisition, at the Effective Time on June 2, 2025, David Farren, Jennifer Laudermilch, and Derek Lively became directors of the Company.

Immediately prior to the Effective Time, each of the Executives resigned as officers of the Company, Brad Barber and John M. Engquist resigned from the board of directors of the Company, and each of the Executives’ employment with the Company terminated. These resignations/terminations were in connection with the Acquisition and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies, or practices. The termination of the Executives’ employment with the Company constituted a “Qualifying Termination” under the Executive Severance Agreements previously entered into between the Company and each of the Executives (the terms of which were previously disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2025), and the Executives and the Company entered into Separation and Release Agreements prior to the Effective Time to memorialize the severance payments and benefits to which the Executives became entitled as a result of such terminations of employment (the “Executive Separation Agreements”). The Executive Separation Agreements provide for the following payments and benefits, subject to the Executive’s execution and non-revocation of a release of claims and continued compliance with certain restrictive covenants: (i) a lump sum amount equal to two-times the Executive’s base salary and target annual bonus, (ii) payment of any prior years’ annual bonus amounts, (iii) a lump sum amount equal to the Executive’s 2025 target long-term incentive award value, and (iv) if continuation coverage is timely elected under COBRA, continued payment by the Company or an affiliate of the Company of the employer-portion of COBRA premiums for up to 18 months following the date of termination of employment.

In connection with the consummation of the Acquisition, at the Effective Time, Lawrence H. Silber as President, David Farren as Vice President, S. Wade Sheek as Secretary, Jennifer Laudermilch as Treasurer, Derek Lively as Assistant Secretary and Christian Cunningham as Chief Human Resource Officer became executive officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of February 19, 2025, by and among Herc Holdings Inc., the Company and HR Merger Sub Inc. (incorporated by reference to Exhibit 2.1 on the Current Report on Form 8-K File No. 001-51759, filed on February 19, 2025)

3.1	Second Amended and Restated Certificate of Incorporation of H&E Equipment Services, Inc. (filed herewith)

3.2	Second Amended and Restated Bylaws of H&E Equipment Services, Inc. (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E EQUIPMENT SERVICES, INC.

By:	/s/ S. Wade Sheek
Name:	S. Wade Sheek
Title:	Secretary

Dated: June 2, 2025